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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Blair Corporation Employee Stock Purchase Plan, of our report dated February 2, 1995, with respect to the financial statements and schedules of Blair Corporation included and incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP


Erie, Pennsylvania
July 7, 1995